Exhibit 23.2

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Greenidge Generation Holdings Inc. and subsidiaries, which appears in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ ArmaninoLLP
Dallas, Texas

May 26, 2023